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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Director Option Plan, of our report with respect to the consolidated financial statements and schedule of VA Linux Systems, Inc. included in the Final Prospectus, filed with the Securities and Exchange Commission on December 9, 1999.



/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP
San Jose, California
December 9, 1999